Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Ryan Bright Shelton Group (972) 239-5119, ext. 159

CONEXANT COMPLETES REVERSE STOCK SPLIT

NEWPORT BEACH, Calif., June 30, 2008 – Conexant Systems, Inc. today announced that it effected a 1-for-10 reverse stock split of its common stock after market close on June 27, 2008. Beginning today, Conexant’s common stock will trade on a split-adjusted basis under the temporary NASDAQ ticker symbol “CNXTD.” On July 30, 2008 the stock will resume trading under the symbol “CNXT.”

The reverse split reduces the number of shares of Conexant’s outstanding common stock from approximately 495 million shares to approximately 49.5 million shares. The exercise price and number of common shares related to outstanding 4 percent convertible subordinate notes and stock options have automatically been proportionately adjusted to reflect the reverse split.

Under the terms of the reverse split, shareowners holding more than 10 shares of Conexant common stock at the close of business on June 27, 2008 will receive one new Conexant share for every 10 shares held. Shareowners holding fewer than 10 shares will receive cash consideration in lieu of fractional shares.

Shareowners of record holding 10 shares or more at the end of trading on June 27, 2008 will be sent instructions for exchanging their existing stock certificates for new stock certificates, and for receiving cash compensation in lieu of fractional shares. Shareowners with shares in “book entry” at BNY Mellon Shareowner Services, or who hold their stock with a broker, will have their shares automatically converted into new shares and receive cash compensation for fractional shares held.

For more information about this process, contact Conexant’s exchange agent, BNY Mellon Shareowner Services, at 1-877-279-4314.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; our ability to successfully complete and close any pending or planned acquisitions or divestitures on a timely basis; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.